Exhibit 99.1

NEWS RELEASE
14 Lafayette Square, Suite 1405 ● Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports 18% Increase in Total Investment Income

for Second Quarter 2024

●	Total investment income increased 18% to $2.1 million for the quarter compared with the second quarter last year driven by strong growth in interest income from an expanded portfolio of debt investments

●	Net asset value per share (“NAV”) was $26.56 at June 30, 2024, up 11% from March 31, 2024 and up 13% from year-end 2023

●	Capitalized on market conditions with the sale of certain BDC holdings that resulted in a realized gain of $1.3 million

●	Reduced debt balance $2.0 million during the quarter and repaid an additional $2.3 million subsequent to quarter-end

●	Portfolio company SciAps expected to be acquired in 2024 after definitive purchase agreement signed

●	Announced a quarterly dividend of $0.29 per share for third quarter 2024

BUFFALO, NY, August 6, 2024 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the second quarter ended June 30, 2024.

Daniel P. Penberthy, President and Chief Executive Officer of Rand, commented, “We are consistent and persistent in the execution of our strategy, driving strong growth in total investment income through prudent and strategic investments in income-generating debt instruments. During the quarter, our efforts to optimize the portfolio, including selective exits, generated capital that we advantageously deployed to improve our balance sheet. This positions us well for future growth opportunities. Additionally, we look forward to leveraging the capital expected from the pending sale of our portfolio investment company, SciAps, which we had previously announced and is expected to close later this year.

“Looking ahead, our plan is to continue scaling our business through new investments and also reinvesting in high-potential existing portfolio companies. Our goal is to focus on new debt investments in smaller opportunities, replicating our past successes in helping these companies grow. We believe this will cultivate a robust and steady income stream, strengthening our ability to increase cash dividends over the long term.”

Second Quarter Highlights (compared with the prior-year period unless otherwise noted)

●	Total investment income grew $321,000, or 18%, to $2.1 million, which reflected a 35% increase in interest from portfolio companies, partially offset by lower dividend and fee income.

●	Total expenses were $2.7 million compared with $1.3 million in last year’s second quarter. The change largely reflects a $1.2 million increase in capital gains incentive fees to the Company’s external investment adviser. The increase in total expenses also reflects $393,000 in interest expense from the senior revolving credit facility compared with $259,000 for the second quarter of 2023.

Rand Capital Reports 18% Increase in Total Investment Income for Second Quarter 2024 August 6, 2024 Page 2 of 7

●	Adjusted expenses, which exclude capital gains incentive fees and is a non-GAAP financial measure, were $1.0 million compared with $816,000 in the second quarter of 2023. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

●	Net investment loss was $517,000, or $0.20 per share, compared with net investment income of $493,000, or $0.19 per share, in the second quarter of 2023. Adjusted net investment income per share, a non-GAAP financial measure, which excludes the capital gains incentive fee accrual expense, was $0.44 per share, up 16% from $0.38 per share in last year’s second quarter. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

Portfolio and Investment Activity

As of June 30, 2024, Rand’s portfolio included investments with a fair value of $87.1 million across 26 portfolio businesses. This was an increase of $9.9 million, or 13%, from December 31, 2023, and reflected new and follow-on investments and valuation adjustments in multiple portfolio companies, partially offset by stock sales and other portfolio company loan repayments. At June 30, 2024, Rand’s portfolio was comprised of approximately 66% in debt investments, 32% in equity investments in private companies, and 2% in publicly traded equities of other BDCs. The annualized weighted average yield of debt investments, which includes PIK interest, was 13.8% at June 30, 2024, compared with 13.6% at the end of 2023.

Second quarter 2024:

●	Funded a follow-on equity investment of $108,000 in Food Service Supply Holdco LLC (FSS). Rand’s total debt and equity investment in FSS had a fair value of $7.5 million at quarter-end.

●	Sold shares in three publicly traded BDCs for total proceeds of $3.3 million, which included a realized gain of $1.3 million.

●	Received $740,000 principal loan repayment from Pressure Pro, Inc.

●	Realized a gain of $397,000 from a partial asset sale of a Tilson affiliated company.

●	At quarter-end, Rand’s total debt and equity investment in SciAps had a fair value of $10.8 million.

●	Exited remaining equity investment in KNOA Software.

Liquidity and Capital Resources

Cash was $2.3 million at June 30, 2024. The Company also held shares valued at approximately $1.3 million in other publicly traded BDCs, which are available for future operational and liquidity needs.

During the quarter, Rand reduced its outstanding borrowings by $2.0 million, leaving a balance of $17.2 million on its existing $25.0 million senior secured revolving credit facility at June 30, 2024. The outstanding borrowings carried an interest rate of 8.8% at quarter-end. Subsequent to quarter-end, Rand repaid an additional $2.3 million on its outstanding borrowings.

The Company did not repurchase any outstanding common stock during the second quarter of 2024.

Dividends

On May 8, 2024, Rand declared its regular quarterly cash dividend distribution of $0.29 per share, which was paid during the second quarter to shareholders of record as of May 31, 2024.

On July 31, 2024, Rand declared its regular quarterly cash dividend distribution of $0.29 per share. The cash dividend will be distributed on or about September 13, 2024, to shareholders of record as of August 30, 2024.

Rand Capital Reports 18% Increase in Total Investment Income for Second Quarter 2024 August 6, 2024 Page 3 of 7

Webcast and Conference Call

Rand will host a conference call and webcast on Tuesday August 6, 2024, at 1:30 p.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investor Relations” where the replay will also be available.

A telephonic replay will be available from 5:30 p.m. ET on the day of the call through Tuesday, August 20, 2024. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13747031. A transcript of the call will also be posted once available.

ABOUT RAND CAPITAL

Rand Capital (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand invests in businesses that have sustainable, differentiated and market-proven products, revenue of more than $10 million and EBITDA in excess of $1.5 million. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: www.randcapital.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding pending sale of portfolio company SciAps and the timing for the expected closing of such transaction; statements regarding the implementation of the Company’s strategy and the growth of its dividend; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:
Daniel P. Penberthy	Deborah K. Pawlowski / Craig P. Mychajluk
President and CEO	Kei Advisors LLC
716.853.0802	716-843-3908 / 716-843-3832
dpenberthy@randcapital.com	dpawlowski@keiadvisors.com / cmychajluk@keiadvisors.com

FINANCIAL TABLES FOLLOW

Rand Capital Reports 18% Increase in Total Investment Income for Second Quarter 2024 August 6, 2024 Page 4 of 7

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position

	June 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Investments at fair value:
Control investments (cost of $5,721,856 and $5,272,770, respectively)	$4,598,046	$4,148,960
Affiliate investments (cost of $45,250,676 and $45,720,974, respectively)	61,779,019	53,499,372
Non-Control/Non-Affiliate investments (cost of $22,449,599 and $17,371,862, respectively)	20,693,902	19,477,380
Total investments, at fair value (cost of $73,422,131 and $68,365,606, respectively)	87,070,967	77,125,712
Cash	2,293,226	3,295,321
Interest receivable	516,617	244,600
Prepaid income taxes	149,863	127,869
Deferred tax asset, net	174,053	39,179
Other assets	584,343	189,301
Total assets	$90,789,069	$81,021,982
LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$322,672	$979,297
Accounts payable and accrued expenses	108,358	145,516
Line of credit	17,200,000	16,250,000
Capital gains incentive fees	4,033,000	2,279,700
Deferred revenue	566,423	552,256
Total liabilities	22,230,453	20,206,769
Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 2,648,916; shares outstanding: 2,581,021 at 6/30/24 and 12/31/23	264,892	264,892
Capital in excess of par value	55,801,170	55,801,170
Treasury stock, at cost: 67,895 shares at 6/30/24 and 12/31/23	(1,566,605)	(1,566,605)
Total distributable earnings	14,059,159	6,315,756
Total stockholders’ equity (net assets) (per share – 6/30/24: $26.56; 12/31/23: $23.56)	68,558,616	60,815,213
Total liabilities and stockholders’ equity (net assets)	$90,789,069	$81,021,982

Rand Capital Reports 18% Increase in Total Investment Income for Second Quarter 2024 August 6, 2024 Page 5 of 7

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30, 2024	Three months ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023
Investment income:
Interest from portfolio companies:
Control investments	$198,885	$179,922	$386,368	$330,838
Affiliate investments	1,192,116	941,201	2,358,201	1,729,022
Non-Control/Non-Affiliate Investments	604,226	352,417	1,064,306	710,583
Total interest from portfolio companies	1,995,227	1,473,540	3,808,875	2,770,443
Interest from other investments:
Non-Control/Non-Affiliate Investments	144	104	2,058	236
Total interest from other investments	144	104	2,058	236
Dividend and other investment income:
Affiliate investments	13,125	59,677	26,250	406,825
Non-Control/Non-Affiliate Investments	60,050	132,920	198,760	260,515
Total dividend and other investment income	73,175	192,597	225,010	667,340
Fee income:
Control investments	4,516	4,311	9,032	8,211
Affiliate investments	54,815	138,902	128,535	206,744
Non-Control/Non-Affiliate Investments	8,272	5,978	29,858	13,956
Total fee income	67,603	149,191	167,425	228,911
Total investment income	2,136,149	1,815,432	4,203,368	3,666,930
Expenses:
Base management fee	322,672	255,867	625,267	501,260
Capital gains incentive fees	1,641,000	491,000	1,753,300	782,000
Interest expense	393,172	258,912	783,192	417,312
Professional fees	91,460	100,307	323,767	271,282
Stockholders and office operating	82,667	85,080	151,695	149,384
Directors’ fees	66,550	67,391	130,400	131,241
Administrative fees	40,000	37,250	78,167	74,500
Insurance	10,380	10,380	23,424	23,340
Corporate development	4,881	554	10,426	4,267
Total expenses	2,652,782	1,306,741	3,879,638	2,354,586
Net investment (loss) income before income taxes:	(516,633)	508,691	323,730	1,312,344
Income taxes, including excise tax expense	562	16,061	1,340	104,798
Net investment (loss) income	(517,195)	492,630	322,390	1,207,546
Net realized gain on sales and dispositions of investments:
Affiliate investments	(831,891)	2,537,765	(831,891)	2,596,094
Non-Control/Non-Affiliate Investments	1,259,999	1,280,482	4,710,091	1,275,541
Net realized gain on sales and dispositions of investments, before income taxes	428,108	3,818,247	3,878,200	3,871,635
Income tax expense	—	338,158	—	338,158
Net realized gain on sales and dispositions of investments	428,108	3,480,089	3,878,200	3,533,477
Net change in unrealized appreciation/depreciation on investments:
Affiliate investments	8,849,945	(886,698)	8,749,945	(886,698)
Non-Control/Non-Affiliate Investments	(1,070,919)	(480,572)	(3,861,215)	921,401
Change in unrealized appreciation/depreciation before income taxes	7,779,026	(1,367,270)	4,888,730	34,703
Deferred income tax benefit	(47,834)	(66,441)	(47,834)	(66,441)
Net change in unrealized appreciation/depreciation on investments	7,826,860	(1,300,829)	4,936,564	101,144
Net realized and unrealized gain on investments	8,254,968	2,179,260	8,814,764	3,634,621
Net increase in net assets from operations	$7,737,773	$2,671,890	$9,137,154	$4,842,167
Weighted average shares outstanding	2,581,021	2,581,021	2,581,021	2,581,021
Basic and diluted net increase in net assets from operations per share	$3.00	$1.04	$3.54	$1.88

Rand Capital Reports 18% Increase in Total Investment Income for Second Quarter 2024 August 6, 2024 Page 6 of 7

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets

(Unaudited)

	Three months ended June 30, 2024	Three months ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023
Net assets at beginning of period	$61,569,339	$59,375,393	$60,815,213	$57,721,320
Net investment (loss) income	(517,195)	492,630	322,390	1,207,546
Net realized gain on sales and dispositions of investments	428,108	3,480,089	3,878,200	3,533,477
Net change in unrealized appreciation/depreciation on investments	7,826,860	(1,300,829)	4,936,564	101,144
Net increase in net assets from operations	7,737,773	2,671,890	9,137,154	4,842,167
Declaration of dividend	(748,496)	(645,255)	(1,393,751)	(1,161,459)
Net assets at end of period	$68,558,616	$61,402,028	$68,558,616	$61,402,028

Rand Capital Reports 18% Increase in Total Investment Income for Second Quarter 2024 August 6, 2024 Page 7 of 7

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expense to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses removing the effect of any expenses for capital gains incentive fees accrual. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended June 30, 2024	Three months ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023

Total expenses	$2,652,782	$1,306,741	$3,879,638	$2,354,586
Exclude expenses for capital gains incentive fees	1,641,000	491,000	1,753,300	782,000
Adjusted total expenses	$1,011,782	$815,741	$2,126,338	$1,572,586

Reconciliation of GAAP Net Investment (Loss) Income per Share to

Adjusted Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment (Loss) Income per Share, which is a GAAP financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment (Loss) Income per Share removing the effect of any expenses for capital gains incentive fees. GAAP Net Investment (Loss) Income per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended June 30, 2024	Three months ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023

Net investment (loss) income per share	$(0.20)	$0.19	$0.12	$0.47
Exclude expenses for capital gains incentive fees per share	0.64	0.19	0.68	0.30
Adjusted net investment income per share	$0.44	$0.38	$0.80	$0.77

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